NON-QUALIFIED STOCK OPTION AGREEMENT
OF
REXNORD CORPORATION
THIS AGREEMENT (this “Agreement”), dated as of _________________, ______ is made by and between Rexnord Corporation, a Delaware corporation (the “Corporation”), and _____________, an employee of the Corporation or one of its Subsidiaries (the “Optionee”).
WHEREAS, the Corporation wishes to afford the Optionee the opportunity to purchase shares of its common stock (“Common Stock”);
WHEREAS, the Corporation wishes to carry out the purpose of the Rexnord Corporation 2012 Performance Incentive Plan (as may be amended from time to time, the “Plan”), the terms of which are hereby incorporated by reference and made a part of this Agreement; and
WHEREAS, the Administrator, as defined in the Plan, (i) has determined that it would be to the advantage and in the best interests of the Corporation and its stockholders to grant the Non-Qualified Stock Option provided for herein (the “Option”) to the Optionee as an inducement for the Optionee to enter into or remain in the employ of the Corporation or one of its Subsidiaries and as an incentive for increased efforts by the Optionee during such employment, and (ii) has instructed the officers of the Corporation to issue said Option.
NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, receipt and sufficiency of which is hereby acknowledged, the parties hereto do hereby agree as follows:
ARTICLE I
GRANT OF OPTION
Section 1.1    Grant of Option
In consideration of the Optionee’s agreement to enter into or remain in the employ of the Corporation or one of its Subsidiaries and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, on the date hereof the Corporation irrevocably grants to the Optionee the Option to purchase any part or all of an aggregate of ________ shares of Common Stock upon the terms and conditions set forth in the Plan and this Agreement.
Section 1.2    Option Price
The purchase price of the shares of Common Stock covered by the Option shall be $_________ per share (without commission or other charge).

Section 1.3    Option Subject to Plan
The Option granted hereunder is subject to the terms and provisions of the Plan, including without limitation, Sections 7.4 and 8.9 of the Plan. Capitalized terms used in this Agreement and not defined herein shall have the meaning given to such terms in the Plan.
ARTICLE II
EXERCISABILITY
Section 2.1    Commencement of Exercisability
(a)    This Option shall become exercisable in accordance with the schedule established by the Administrator at the time of grant and set forth below:
(b)    No portion of the Option which is unvested at the Optionee’s termination of employment shall thereafter become vested.
Section 2.2    Duration of Exercisability
Any portion of the Option which becomes vested pursuant to Section 2.1 shall remain vested and may be exercised until the Option expires pursuant to Section 2.3.
Section 2.3    Expiration of Option
The Option may not be exercised to any extent by any person after the first to occur of any of the following events:
(a)    The expiration of ten years from the date the Option was granted;
(b)    If the Optionee’s termination of employment is for any reason other than (i) by the Corporation or any Subsidiary of the Corporation for Cause, or (ii) on account of the Optionee’s death or disability (as defined in Section 22(e)(3) of the Code), the ninetieth day following the date of the Optionee’s termination of employment;
(c)    The date of the Optionee’s termination of employment by the Corporation or any Subsidiary of the Corporation for Cause; or
(d)    If the Optionee’s termination of employment is on account of the Optionee’s death or disability (within the meaning of Section 22(e)(3) of the Code), the expiration of 12 months from the date of the Optionee’s termination of employment.

Section 2.4    Definition of Cause
For purposes of this Agreement, “Cause” shall have the meaning ascribed to it in any employment agreement in effect between the Corporation or any of its Subsidiaries and the Optionee as of the date of the Optionee’s termination of employment and, in the absence of any such employment agreement, “Cause” shall mean,
(a)    the Board’s determination that the Optionee failed to carry out, or comply with, in each case in any material respect, any lawful and reasonable directive of the Board or its designee consistent with the terms of the Optionee’s employment, which is not remedied within 30 days after the receipt of written notice from the Corporation specifying such failure;
(b)    the Optionee’s conviction, plea of no contest, plea of nolo contendere, or imposition of unadjudicated probation for any felony;
(c)    the Optionee’s unlawful use (including being under the influence) or possession of illegal drugs;
(d)    the Optionee’s commission of an act of fraud, embezzlement, misappropriation, willful misconduct, or breach of fiduciary duty against the Corporation or any of its Subsidiaries; or
(e)    the breach by the Optionee of any of the provisions contained in Article III below or similar provisions contained in any other agreement with the Corporation or any of its Subsidiaries or other affiliates.
Section 2.5    Partial Exercise
Any vested portion of the Option or the entire Option, if then wholly vested, may be exercised in whole or in part at any time prior to the time when the Option or portion thereof expires; provided, however, that each partial exercise shall be for not less than 100 shares of Common Stock and shall be for whole shares of Common Stock only.
Section 2.6    Exercise of Option
This Option shall be exercised by Optionee delivering a written notice to the Corporation specifying the number of shares the Optionee desires to purchase, and by paying the Corporation the option price for the shares being acquired at the time. The option purchase price may be paid by means of any lawful consideration as determined by the Administrator and permitted by Section 5.5 of the Plan.

ARTICLE III
RESTRICTIVE COVENANTS
Section 3.1    Non-Competition
During the term of the Optionee’s employment with the Corporation or any of its Subsidiaries and for a period of two years thereafter, the Optionee shall not, directly or indirectly, engage in, have any equity interest in, or manage or operate any person, firm, corporation, partnership or business (whether as director, officer, employee, agent, representative, partner, security holder, consultant or otherwise) that engages in any business which competes with any business of the Corporation or any entity owned by the Corporation anywhere in the world; provided, however, that the Optionee shall be permitted to acquire a passive stock or equity interest in such a business provided the stock or other equity interest acquired is not more than five percent (5%) of the outstanding interest in such business.
Section 3.2    Customer Non-Solicitation
During the term of the Optionee’s employment with the Corporation or any of its Subsidiaries and for a period of two years thereafter, the Optionee agrees not to, and will not, directly or indirectly, induce or attempt to induce any customer, supplier, licensee or other business relation of the Corporation or any of its Subsidiaries to cease doing business with the Corporation or any of its Subsidiaries, or in any way interfere with the relationship between any such customer, supplier, licensee or business relation, on the one hand, and the Corporation or any of its Subsidiaries, on the other hand.
Section 3.3    Non-Solicitation/Non-Hiring of Employees
During the term of the Optionee’s employment with the Corporation or any of its Subsidiaries and for a period of two years thereafter, the Optionee agrees not to, and will not, directly or indirectly, (i) recruit or otherwise solicit or induce (or attempt to recruit or otherwise solicit or induce) any employee of the Corporation or any of its Subsidiaries to leave the employ of the Corporation or any of its Subsidiaries, or in any way interfere with the relationship between the Corporation or any of its Subsidiaries, on the one hand, and any employee thereof, on the other hand, or (ii) hire any person who is or at any time was an employee of the Corporation or any of its Subsidiaries until six (6) months after such person’s employment relationship with the Corporation or any of its Subsidiaries has ended.
Section 3.4    Non-Disparagement
During the term of the Optionee’s employment with the Corporation or any of its Subsidiaries and thereafter in perpetuity, the Optionee shall not knowingly disparage, criticize, or otherwise make derogatory statements regarding the Corporation or any of its affiliates, Subsidiaries, successors, directors, officers, customers or suppliers.

Section 3.5    Non-Disclosure of Confidential Information
During the term of the Optionee’s employment with the Corporation or any of its Subsidiaries and thereafter in perpetuity, the Optionee shall maintain in confidence and shall not directly, indirectly or otherwise, use, disseminate, disclose or publish, or use for the Optionee’s benefit or the benefit of any person, any confidential or proprietary information or trade secrets of or relating to the Corporation or any of its Subsidiaries or affiliates, including, without limitation, information with respect to the Corporation’s or any of its Subsidiaries’ operations, processes, products, inventions, business practices, finances, principals, vendors, suppliers, customers, potential customers, marketing methods, costs, prices, contractual relationships, regulatory status, compensation paid to employees or other terms of employment, or deliver to any person any document, record, notebook, computer program or similar repository of or containing any such confidential or proprietary information or trade secrets.  Upon the Optionee’s termination of employment for any reason, the Optionee shall promptly deliver to the Corporation all correspondence, drawings, manuals, letters, notes, notebooks, reports, programs, plans, proposals, financial documents, or any other documents concerning the Corporation’s or any of its Subsidiaries’ customers, business plans, marketing strategies, products or processes.  The Optionee may respond to a lawful and valid subpoena or other legal process but shall give the Corporation the earliest possible notice thereof, shall, as much in advance of the return date as possible, make available to the Corporation and its counsel the documents and other information sought and shall assist such counsel in resisting or otherwise responding to such process.
Section 3.6    Injunctive Relief
The Optionee hereby acknowledges that a breach of the covenants contained in this Article III will cause irreparable damage to the Corporation and its goodwill, the exact amount of which will be difficult or impossible to ascertain, and that the remedies at law for any such breach will be inadequate.  Accordingly, the Optionee hereby agrees that, in the event of a breach of any of the covenants contained in this Article III, in addition to any other remedy which may be available at law or in equity, the Corporation shall be entitled to specific performance and injunctive relief.
ARTICLE IV
OTHER PROVISIONS
Section 4.1    Not a Contract of Employment
Nothing in this Agreement or in the Plan shall (i) confer upon the Optionee any right to continue in the employ of the Corporation or any of its Subsidiaries, or (ii) interfere with or restrict in any way the rights of the Corporation or its Subsidiaries, which are hereby expressly reserved, to discharge the Optionee at any time for any reason whatsoever, with or without Cause, except pursuant to an employment agreement, if any, executed by and between the Corporation or any of its Subsidiaries, on the one hand, and the Optionee, on the other hand, and approved by the Board.
Section 4.2    Construction
This Agreement shall be administered, interpreted and enforced under the laws of the state of Delaware, without regard to conflicts of laws provisions that would give effect to the laws of another jurisdiction.
Section 4.3    Conformity to Securities Laws
The Optionee acknowledges that the Plan is intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated thereunder by the Securities and Exchange Commission, including without limitation, Rule 16b-3. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Option is granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.
Section 4.4    Entire Agreement
The parties hereto acknowledge that this Agreement and the Plan set forth the entire agreement and understanding of the parties and supersede all prior written or oral agreements or understandings with respect to the subject matter hereof, except that any provisions therein regarding confidentiality or non-competition remain in full force and effect in favor of the Corporation and its Subsidiaries as if the agreements containing such provisions were not so superseded. The obligations imposed by this Agreement are severable and should be construed independently of each other. The invalidity of one provision shall not affect the validity of any other provision. If any provision of this Agreement shall be invalid or unenforceable, in whole or in part, or as applied to any circumstances, under the laws of any jurisdiction which may govern for such purpose, then such provision shall be deemed, to the extent allowed by the laws of such jurisdiction, to be modified or restricted to the extent and in the manner necessary to render the same valid and enforceable, either generally or as applied to such circumstance, or shall be deemed exercised from this Agreement, as the case may require, and this Agreement shall be construed and enforced to the maximum extent permitted by law, as if such provision had been originally incorporated herein as so modified or restricted, or as if such provision had not been originally incorporated herein, as the case may be.
Section 4.5    Amendment
The Administrator at any time, and from time to time, may amend the terms of this Agreement, provided, however, that the rights of the Optionee shall not be adversely impaired without the Optionee’s written consent. The Corporation shall provide the Optionee with notice and a copy of any amendment made to this Agreement

Section 4.6    Arbitration; Waiver of Jury Trial
Any dispute or controversy arising under, out of, or in connection with or in relation to this Agreement or the Plan shall be finally determined and settled by arbitration in New York, New York in accordance with the Commercial Rules of the American Arbitration Association, and judgment upon the award may be entered in any court having jurisdiction. Within 20 days of the conclusion of the arbitration hearing, the arbitrator shall prepare written findings of fact and conclusions of law. It is mutually agreed that the written decision of the arbitrator shall be valid, binding, final and non-appealable; provided, however, that the parties hereto agree that the arbitrator shall not be empowered to award punitive damages against any party to such arbitration. To the extent permitted by law, the arbitrator’s fees and expenses will be borne equally by each party. In the event that an action is brought to enforce the provisions of this Agreement or the Plan pursuant to this Section 4.6, each party shall pay its own attorney’s fees and expenses regardless of whether in the opinion of the court or arbitrator deciding such action there is a prevailing party. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL, INCLUDING TRIAL BY JURY, IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THE PLAN OR THIS AGREEMENT.
Section 4.7    Notices
All notices, requests, consents and other communications hereunder to any party hereto shall be deemed to be sufficient if contained in a written instrument and shall be deemed to have been duly given when delivered in person, by telecopy, by nationally-recognized overnight courier, or by first class registered or certified mail, postage prepaid, addressed to such party at the address set forth below or such other address as may hereafter be designated in writing by the addressee to the addressor:
(i)    if to the Corporation, to:

Rexnord Corporation
4701 Greenfield Avenue
Milwaukee, WI 53214
Attention: Patty Whaley
(ii)    if to the Optionee, to the Optionee’s home address on file with the Corporation.
Section 4.8    Government and Other Regulations.
The obligation to sell and deliver shares of stock under the Plan shall be subject to all applicable laws, rules and regulations and the obtaining of all such approvals by governmental agencies as may be deemed necessary or desirable by the Corporation, including (without limitation) the satisfaction of all applicable federal, state and local tax withholding requirements. The Corporation shall have the power and the right to deduct or withhold, or require Optionee to remit to the Corporation, an amount sufficient to satisfy Federal, state, and local taxes (including the Optionee’s FICA obligation) required by law to be withheld with respect to any taxable event arising or as a result of this Option.
Section 4.9    Counterparts
This Agreement may be executed in several counterparts, including via facsimile transmission, each of which shall be deemed to be an original, but all of which together will constitute one and the same Agreement.
[Signature Page to Follow]

IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto as of the day, month and year first set forth above.
THE CORPORATION:

Rexnord Corporation
By:
Print Name:
Title:

THE OPTIONEE:

Signature:
Print Name:

Optionee’s Address:

Optionee’s Taxpayer Identification Number: